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                                                                  Exhibit (j)(6)








               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Auditors" and "Financial Statements" in the Statements of Additional Information and to the incorporation by reference of our reports dated December 11, 2001 with respect to the financial statements and financial highlights as of October 31, 2001 included in the Annual Reports of The Galaxy Fund, in Post-Effective Amendment No. 57 to the Registration Statement (Form N-1A, No. 33-04806).


                                              /s/ Ernst & Young LLP

                                              ERNST & YOUNG LLP



Boston, Massachusetts
February 26, 2002